UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                      December 9, 2005 (December 8, 2005)


                              M & F WORLDWIDE CORP.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                001-13780                                02-0423416
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         (Commission File Number)                      (IRS Employer
                                                     Identification No.)

                  35 East 62nd Street, New York, New York 10021
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               (Address of Principal Executive Offices) (Zip Code)

                                  212-572-8600
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

CREDIT AGREEMENT

            On December 8, 2005, a subsidiary of M&F Worldwide Corp. ("M&F"), Mafco Worldwide Corporation (the "Borrower"), entered into a credit agreement governing its $125.0 million senior secured credit facility with Bear Stearns Corporate Lending Inc., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and Natexis Banques Populaires and National City Bank, as co-documentation agents. The new credit facility replaced the Borrower's previously existing senior secured credit facility. The new credit facility consists of a $110.0 million term loan which was drawn at closing and matures in six years and a five year $15.0 million revolving credit facility.

            The indebtedness under the credit facility is guaranteed by the Borrower's domestic subsidiaries and its parent corporation, Flavors Holdings Inc. (collectively, the "Guarantors"). The Borrower's obligations under the credit facility and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of the Borrower's and Guarantors' assets. Borrowings under the credit facility bear interest, at the Borrower's option, at either an adjusted Eurodollar rate plus an applicable margin of 2.00% in the case of revolving loans or 2.25% in the case of term loans, or an alternative base rate, plus an applicable margin of 1.00% in the case of revolving loans or 1.25% in the case of term loans.

            The credit facility contains affirmative and negative covenants customary for such financings. The credit facility also requires the Borrower to maintain a minimum ratio of total consolidated EBITDA less capital expenditures to consolidated interest expense and a maximum ratio of consolidated total debt outstanding to consolidated EBITDA as of the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 2006.

            The credit facility contains events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration to certain indebtedness; certain ERISA events; change of control; dissolution, insolvency and bankruptcy events; material judgments; actual or asserted invalidity of the guarantees or security documents; and violation of limitations on the activities of Flavors Holdings Inc. and Mafco Shanghai Corporation, a subsidiary of the Borrower. Some of these events of default allow for grace periods and materiality concepts.

            JPMorgan Chase Bank, N.A. and Bear Stearns Corporate Lending Inc. and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for the Borrowers and their affiliates from time to time, for which they have received customary compensation, and may do so in the future.


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

PURCHASE AGREEMENT

            On December 8, 2005, CA Investment Corp. ("CAIC"), a wholly-owned subsidiary of the registrant formed to acquire the business of Clarke American, entered into a Purchase Agreement (the "Purchase Agreement") with certain initial purchasers relating to the offering of $175,000,000 aggregate principal amount of 11.75% Senior Notes due 2013 (the "Notes"). The sale of the Notes is expected to close on December 15, 2005. The Purchase Agreement contains provisions, including representations and warranties, conditions precedent, and indemnification, that are customary for transactions of this type. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is being made solely for purposes of the registrant's compliance with the applicable requirements of Form 8-K and Regulation FD and does not constitute an offer to sell or a solicitation of offers to buy the Notes.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information under "New Credit Facilities" under Item 1.01 above is hereby deemed filed under Item 2.03 as well.





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


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        M & F WORLDWIDE CORP.


                                        By:  /s/ Barry F. Schwartz
                                             ----------------------------------
                                             Name:  Barry F. Schwartz
                                             Title: Executive Vice President and
                                                    General Counsel

                             Date: December 9, 2005




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